UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2010

MISCOR GROUP, LTD.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

(574) 234-8131
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2010, Richard A. Tamborski, Executive Vice President and Chief Operating Officer of MISCOR Group, Ltd. (“MISCOR”), resigned his positions with MISCOR and its subsidiaries effective January 6, 2010, to pursue other business opportunities.  On January 10, 2010, Mr. Tamborski resigned his position as a member of MISCOR’s Board of Directors.

In conjunction with Mr. Tamborski’s resignation, the Employment Agreement dated
January 14, 2008, between MISCOR and Mr. Tamborski will terminate on the effective date of resignation, other than those provisions of the Employment Agreement that by their terms survive termination of employment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 12, 2010	MISCOR Group, Ltd.

By:
	Name:	John A. Martell
	Title:	President and Chief Executive Officer